(a)(1)(vi)

AMENDMENT NO. 5 TO DECLARATION OF TRUST OF

ING SEPARATE PORTFOLIOS TRUST

Establishment of New Series

Effective: October 13, 2011

THIS AMENDMENT NO. 5 TO THE DECLARATION OF TRUST OF ING SEPARATE PORTFOLIOS TRUST (the “Trust”), a Delaware statutory trust, dated March 2, 2007, as amended (the “Declaration of Trust”), reflects resolutions adopted by the Board of Trustees of the Trust on October 13, 2011, with respect to ING Retirement Solution 2015 Fund, ING Retirement Solution 2020 Fund, ING Retirement Solution 2025 Fund, ING Retirement Solution 2030 Fund, ING Retirement Solution 2035 Fund, ING Retirement Solution 2040 Fund, ING Retirement Solution 2045 Fund, ING Retirement Solution 2050 Fund, ING Retirement Solution 2055 Fund, and ING Retirement Solution Income Fund, ten new series of the Trust, acting pursuant to Article III, Section 6 and Article X, Section 1 of the Declaration of Trust of the Trust. The resolutions serve to establish and designate ten new series of the Trust.

ING SEPARATE PORTFOLIOS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of ING Separate Portfolios Trust (the “Trust”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on October 13, 2011 with regard to the establishment of ING Retirement Solution 2015 Fund, ING Retirement Solution 2020 Fund, ING Retirement Solution 2025 Fund, ING Retirement Solution 2030 Fund, ING Retirement Solution 2035 Fund, ING Retirement Solution 2040 Fund, ING Retirement Solution 2045 Fund, ING Retirement Solution 2050 Fund, ING Retirement Solution 2055 Fund, and ING Retirement Solution Income Fund (each a “Target Solution Fund” and collectively, the “Target Solution Funds”) of the Trust:

RESOLVED, that pursuant to Article III, Section 6 of the Declaration of Trust of ING Separate Portfolios Trust (“SPORTS”) dated March 2, 2007, as amended (the “Declaration of Trust”), the establishment of additional series of SPORTS designated as ING Solution 2015 Fund, ING Solution 2020 Fund, ING Solution 2025 Fund, ING Solution 2030 Fund, ING Solution 2035 Fund, ING Solution 2040 Fund, ING Solution 2045 Fund, ING Solution 2050 Fund, ING Solution 2055 Fund, and ING Solution Income Fund, or substantially similar names (each a “Target Solution Fund” and collectively, the “Target Solution Funds”), considered jointly by the Investment Review Committee for the International/Balanced/Fixed Income Funds and the Investment Review Committee for the Domestic Equity Funds presented in the memorandum to the Board of Trustees (the “Board”) of SPORTS, be, and it hereby is, approved; and

FURTHER RESOLVED, that each Target Solution Fund shall have the rights and preferences set forth in the Declaration of Trust with respect to a series of SPORTS, except that subject to compliance with the Investment Company Act of 1940, as amended, and the satisfaction of the conditions described in these resolutions, and without any action by the shareholders of the respective Target Solution Funds, SPORTS, on behalf of the Target Solution Funds set forth below, shall effect the transactions described below (each a “Reorganization”):

1. As of the close of business on a date set by the Board, and pursuant to an agreement and plan of reorganization (“Reorganization Plan”), the form of which shall be presented to the Board for approval: (i) the assets and liabilities belonging to each class of the shares of ING Solution 2015 Fund shall, as provided in the Reorganization Plan, automatically be exchanged for that number of shares of the class or classes of ING Solution Income Fund approved by the Board and having the aggregate net asset value equal to the aggregate net asset value of the shares of pertinent class or classes of the ING Solution 2015 Fund, and (ii) such shares of ING Solution Income Fund shall be issued and distributed to the holders of the respective class or classes of shares of ING Solution 2015 Fund in complete liquidation of ING Solution 2015 Fund;

2. As of the close of business on a date set by the Board, and pursuant to an agreement and plan of reorganization (“Reorganization Plan”), the form of which shall be presented to the Board for approval: (i) the assets and liabilities belonging to each class of the shares of ING Solution 2020 Fund shall, as provided in the Reorganization Plan, automatically be exchanged for that number of shares of the class or classes of ING Solution Income Fund approved by the Board and having the aggregate net asset value equal to the aggregate net asset value of the shares of pertinent class or classes of the ING Solution 2020 Fund, and (ii) such shares of ING Solution Income Fund shall be issued and distributed to the holders of the respective class or classes of shares of ING Solution 2020 Fund in complete liquidation of ING Solution 2020 Fund;

3. As of the close of business on a date set by the Board, and pursuant to an agreement and plan of reorganization (“Reorganization Plan”), the form of which shall be presented to the Board for approval: (i) the assets and liabilities belonging to each class of the shares of ING Solution 2025 Fund shall, as provided in the Reorganization Plan, automatically be exchanged for that number of shares of the class or classes of ING Solution Income Fund approved by the Board and having the aggregate net asset value equal to the aggregate net asset value of the shares of pertinent class or classes of the ING Solution 2025 Fund, and (ii) such shares of ING Solution Income Fund shall be issued and distributed to the holders of the respective class or classes of shares of ING Solution 2025 Fund in complete liquidation of ING Solution 2025 Fund;

4. As of the close of business on a date set by the Board, and pursuant to an agreement and plan of reorganization (“Reorganization Plan”), the form of which shall be presented to the Board for approval: (i) the assets and liabilities belonging to each class of the shares of ING Solution 2030 Fund shall, as provided in the Reorganization Plan, automatically be exchanged for that number of shares of the class or classes of ING Solution Income Fund approved by the Board and having the aggregate net asset value equal to the aggregate net asset value of the shares of pertinent class or classes of the ING Solution 2030 Fund, and (ii) such shares of ING Solution Income Fund shall be issued and distributed to the holders of the respective class or classes of shares of ING Solution 2030 Fund in complete liquidation of ING Solution 2030 Fund;

5. As of the close of business on a date set by the Board, and pursuant to an agreement and plan of reorganization (“Reorganization Plan”), the form of which shall be presented to the Board for approval: (i) the assets and liabilities belonging to each class of the shares of ING Solution 2035 Fund shall, as provided in the Reorganization Plan, automatically be exchanged for that number of shares of the class or classes of ING Solution Income Fund approved by the Board and having the aggregate net asset value equal to the aggregate net asset value of the shares of pertinent class or classes of the ING Solution 2035 Fund, and (ii) such shares of ING Solution Income Fund shall be issued and distributed to the holders of the respective class or classes of shares of ING Solution 2035 Fund in complete liquidation of ING Solution 2035 Fund;

6. As of the close of business on a date set by the Board, and pursuant to an agreement and plan of reorganization (“Reorganization Plan”), the form of which shall be presented to the Board for approval: (i) the assets and liabilities belonging to each class of the shares of ING Solution 2040 Fund shall, as provided in the Reorganization Plan, automatically be exchanged for that number of shares of the class or classes of ING Solution Income Fund approved by the Board and having the aggregate net asset value equal to the aggregate net asset value of the shares of pertinent class or classes of the ING Solution 2040 Fund, and (ii) such shares of ING Solution Income Fund shall be issued and distributed to the holders of the respective class or classes of shares of ING Solution 2040 Fund in complete liquidation of ING Solution 2040 Fund;

7. As of the close of business on a date set by the Board, and pursuant to an agreement and plan of reorganization (“Reorganization Plan”), the form of which shall be presented to the Board for approval: (i) the assets and liabilities belonging to each class of the shares of ING Solution 2045 Fund shall, as provided in the Reorganization Plan, automatically be exchanged for that number of shares of the class or classes of ING Solution Income Fund approved by the Board and having the aggregate net asset value equal to the aggregate net asset value of the shares of pertinent class or classes of the ING Solution 2045 Fund, and (ii) such shares of ING Solution Income Fund shall be issued and distributed to the holders of the respective class or classes of shares of ING Solution 2045 Fund in complete liquidation of ING Solution 2045 Fund;

8. As of the close of business on a date set by the Board, and pursuant to an agreement and plan of reorganization (“Reorganization Plan”), the form of which shall be presented to the Board for approval: (i) the assets and liabilities belonging to each class of the shares of ING Solution 2050 Fund shall, as provided in the Reorganization Plan, automatically be exchanged for that number of shares of the class or classes of ING Solution Income Fund approved by the Board and having the aggregate net asset value equal to the aggregate net asset value of the shares of pertinent class or classes of the ING Solution 2050 Fund, and (ii) such shares of ING Solution Income Fund shall be issued and distributed to the holders of the respective class or classes of shares of ING Solution 2050 Fund in complete liquidation of ING Solution 2050 Fund; and

9. As of the close of business on a date set by the Board, and pursuant to an agreement and plan of reorganization (“Reorganization Plan”), the form of which shall be presented to the Board for approval: (i) the assets and liabilities belonging to each class of the shares of ING Solution 2055 Fund shall, as provided in the Reorganization Plan, automatically be exchanged for that number of shares of the class or classes of ING Solution Income Fund approved by the Board and having the aggregate net asset value equal to the aggregate net asset value of the shares of pertinent class or classes of the ING Solution 2055 Fund, and (ii) such shares of ING Solution Income Portfolio shall be issued and distributed to the holders of the respective class or classes of shares of ING Solution 2055 Fund in complete liquidation of ING Solution 2055 Fund.

FURTHER RESOLVED, that the officers of SPORTS be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Declaration of Trust to establish the Target Solution Funds, to be effective on a date deemed appropriate by the officers of SPORTS.

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I, Huey P. Falgout, Jr., Secretary of the Trust, do hereby further certify that following the October 13, 2011 meeting of the Board of Trustees of the Trust, Management has determined within its authority as set forth in the above resolutions to modify the name of each Target Solution Fund, as noted in the table below:

Name as Approved October 13, 2011	Final Name as of the Signature Date of this Amendment

ING Solution 2015 Fund	ING Retirement Solution 2015 Fund

ING Solution 2020 Fund	ING Retirement Solution 2020 Fund

ING Solution 2025 Fund	ING Retirement Solution 2025 Fund

ING Solution 2030 Fund	ING Retirement Solution 2030 Fund

ING Solution 2035 Fund	ING Retirement Solution 2035 Fund

ING Solution 2040 Fund	ING Retirement Solution 2040 Fund

ING Solution 2045 Fund	ING Retirement Solution 2045 Fund

ING Solution 2050 Fund	ING Retirement Solution 2050 Fund

ING Solution 2055 Fund	ING Retirement Solution 2055 Fund

ING Solution Income Fund	ING Retirement Solution Income Fund

/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Dated: July 3, 2012